Source: Sun Communities, Inc. June 17, 2021 17:11 ET Sun Communities, Inc. Prices $600 Million of Senior Notes Southfield, Michigan, June 17, 2021 (GLOBE NEWSWIRE) -- Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates or has an interest in manufactured housing (“MH”) communities, recreational vehicle (“RV”) resorts and marinas, today announced that its operating partnership, Sun Communities Operating Limited Partnership (the "Operating Partnership"), has priced a public offering of $600 million aggregate principal amount of 2.700% senior notes due 2031 (the "Notes"). The public offering price for the Notes was 99.467% of the principal amount for an effective yield to maturity of 2.761%. The Notes will be senior unsecured obligations of the Operating Partnership, guaranteed fully and unconditionally by the Company. The offering is expected to close on or about June 28, 2021, subject to customary closing conditions. The Operating Partnership intends to use the net proceeds of the offering to repay borrowings outstanding under its senior credit facility, to fund possible future acquisitions of properties, and for working capital and general corporate purposes. Citigroup, J.P. Morgan, BofA Securities, BMO Capital Markets and RBC Capital Markets are acting as the joint book-running managers for the offering. Citizens Capital Markets, Fifth Third Securities, Huntington Capital Markets, Regions Securities LLC, Truist Securities, US Bancorp, Wells Fargo Securities, PNC Capital Markets LLC, Wedbush Securities and Ramirez & Co., Inc. are acting as the co-managers for the offering. The Notes will be issued pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission. The offering will be made only by means of a prospectus supplement and accompanying prospectus, copies of which may be obtained by contacting Citigroup Global Markets Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (Tel: 800-831-9146 or email to: prospectus@citi.com); by contacting J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179, Attention: Investment Grade Syndicate Desk, or by telephone at 212-834-4533; or by contacting BofA Securities, Inc., NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, NC 28255-0001, Attention: Prospectus Department or by email at dg.prospectus_requests@bofa.com. A prospectus supplement related to the offering will also be available free of charge on the SEC's website at http://www.sec.gov. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale is not permitted. About Sun Communities, Inc. Sun Communities, Inc. is a REIT that, as of March 31, 2021, owned, operated, or had an interest in a portfolio of 562 developed MH, RV and marina properties comprising over 151,600 developed sites and nearly 38,800 wet slips and dry storage spaces in 39 states and Ontario, Canada. Forward Looking Statements This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate,” “guidance,” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters. These forward-looking statements reflect the Company's current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond the Company's control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the effects of the COVID-19 pandemic and related stay-at-home orders, quarantine policies and restrictions on travel, trade and business operations; national, regional and local economic climates; difficulties in the Company's ability to evaluate, finance, complete and integrate acquisitions, developments and expansions successfully; the ability to maintain rental rates and occupancy levels; competitive market forces; the performance of recent acquisitions; changes in market rates of interest; changes in foreign currency exchange rates; the ability of purchasers of manufactured homes and boats to obtain financing; and the level of repossessions by manufactured home lenders. Further details of potential risks that may affect the Company are described in the Company’s periodic reports filed with the U.S. Securities and Exchange Commission, including in the “Risk Factors” section of the Company's Annual Report on Form 10-K for the year ended December 31, 2020. The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company's assumptions, expectations of future events, or trends. For Further Information at the Company: Karen J. Dearing Chief Financial Officer (248) 208-2500 www.suncommunities.com